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                                                                   Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Kaiser Aluminum Corporation (the "Company") registering 5,500,000 shares of the common stock of the Company pursuant to the Kaiser 1997 Omnibus Stock Incentive Plan of our report dated March 7, 2000, included in the Company's Form 10-K for the fiscal year ending December 31, 1999.



                                /s/ Arthur Andersen LLP



                                Arthur Andersen LLP
                                Houston, Texas
                                May 2, 2000